Exhibit 99.1

CULLEN AGRICULTURAL HOLDING CORP.

1193 Seven Oaks Rd.

Waynesboro, GA 30830

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CULLEN AGRICULTURAL HOLDING CORP.

This proxy is solicited on behalf of the Board of Directors of Cullen Agricultural Holding Corp. (“Cullen”). The giving of a proxy will not affect your right to vote in person if you attend the Special Meeting of the Stockholders to be held on May 20, 2015 (the “meeting”). Please mark your vote in black ink, sign, date, and mail your proxy card in the envelope provided as soon as possible. Please do not write outside the designated areas. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

The undersigned appoints Paul Vassilakos as proxy, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Cullen held of record by the undersigned on April 9, 2015, at the meeting, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2A TO 2C, 3 AND 4 HEREIN. THE CULLEN BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2A TO 2C, 3 AND 4 HEREIN.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2A TO 2C, 3 AND 4 HEREIN. THE CULLEN BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2A TO 2C, 3 AND 4 HEREIN.

1.	To adopt the Agreement and Plan of Reorganization, dated as of December 31, 2014 and amended as of April 23, 2015 (the ‘‘merger agreement’’), by and among Cullen, Long Island Iced Tea Corp., Cullen’s wholly-owned subsidiary (‘‘Holdco’’), Cullen Merger Sub, Inc., Holdco’s wholly-owned subsidiary, LIBB Acquisition Sub, LLC, Holdco’s wholly-owned subsidiary, Long Island Brand Beverages LLC, Philip Thomas and Thomas Panza, and to approve the mergers contemplated by such merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the following material provisions in the Holdco certificate of incorporation that will be in effect after the completion of the mergers described above and that are not in or are different from comparable provisions in the current Cullen amended and restated certificate of incorporation:

2a.	Holdco is authorized to issue 35,000,000 shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2b.	Holdco’s board of directors is divided into two classes, with only one class of directors elected at each annual meeting of stockholders for a term of two years.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2c.	Certain actions and proceedings with respect to Holdco may be brought only in a court in the State of Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the Holdco 2015 Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Cullen is not authorized to consummate the mergers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

AUTHORIZED SIGNATURES

This section must be completed for your vote to be counted.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign using the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership’s name by a duly authorized person.

Name of Stockholder(s) (Please Print):

Number of Shares:

Signature of Stockholder:

Signature of Stockholder:

Date: